                        COMPREHENSIVE SOFTWARE SYSTEMS LTD.

                                    AGREEMENT
                             OF LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                    ARTICLE I
                                    FORMATION

1.1   Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2   Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.3   Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.4   Registered Agent  . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.5   Address of General and Limited Partners . . . . . . . . . . . . . .   1
1.6   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.7   Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                    ARTICLE II
                                    DEFINITIONS

2.1   Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.2   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.3   Capital Account . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.4   Capital Contribution  . . . . . . . . . . . . . . . . . . . . . . .   3
2.5   Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.6   Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.7   Distributable Cash  . . . . . . . . . . . . . . . . . . . . . . . .   4
2.8   Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.9   Event of Withdrawal . . . . . . . . . . . . . . . . . . . . . . . .   4
2.10  General Partner . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.11  Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.12  Minimum Gain  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.13  Net Profit or Net Loss  . . . . . . . . . . . . . . . . . . . . . .   5
2.14  Nonrecourse Liabilities . . . . . . . . . . . . . . . . . . . . . .   5
2.15  Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.16  Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.17  Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.18  Project Completion  . . . . . . . . . . . . . . . . . . . . . . . .   5
2.19  Shareholder Agreement . . . . . . . . . . . . . . . . . . . . . . .   6
2.20  Sharing Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.21  Special Limited Partner . . . . . . . . . . . . . . . . . . . . . .   6
2.22  Treasury Regulations  . . . . . . . . . . . . . . . . . . . . . . .   6

                                   ARTICLE III
                                     CAPITAL

3.1  Contributions of Partners  . . . . . . . . . . . . . . . . . . . . .   6
3.2  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.3  Failure to Contribute  . . . . . . . . . . . . . . . . . . . . . . .   7

                                    ARTICLE IV
                    ALLOCATION OF PROFIT AND LOSS: DISTRIBUTIONS

4.1  Sharing Ratios . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
4.2  Allocation of Net Profit and Net Loss  . . . . . . . . . . . . . . .   8
4.3  Allocation of Minimum Gain . . . . . . . . . . . . . . . . . . . . .   8
4.4  Qualified Income Offset  . . . . . . . . . . . . . . . . . . . . . .   8
4.5  Allocations for Contributed Property . . . . . . . . . . . . . . . .   8
4.6  Distributions of Distributable Cash  . . . . . . . . . . . . . . . .   9
4.7  Curative Allocations . . . . . . . . . . . . . . . . . . . . . . . .   9


                                     ARTICLE V
                   RIGHTS, POWERS, AND DUTIES OF GENERAL PARTNER

5.1  Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
5.2  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
5.3  Restrictions on Authority of General Partner . . . . . . . . . . . .   12
5.4  Other Activities . . . . . . . . . . . . . . . . . . . . . . . . . .   13
5.5  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
5.6  Limitation on Liability of General Partners; Indemnification . . . .   14
5.7  Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . .   16
5.8  Tax Status of Partnership  . . . . . . . . . . . . . . . . . . . . .   16


                                      ARTICLE VI
                        RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

6.1  No Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
6.2  No Right to Manage . . . . . . . . . . . . . . . . . . . . . . . . .   17
6.3  Death or Disability of Limited Partners  . . . . . . . . . . . . . .   17
6.4  Consent of Limited Partner . . . . . . . . . . . . . . . . . . . . .   17

                                      ARTICLE VII
                TRANSFERS BY LIMITED PARTNERS AND ADDITIONAL LIMITED PARTNERS

7.1  Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
7.2  Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . .   19
7.3  Effect of Transfer . . . . . . . . . . . . . . . . . . . . . . . . .   21
7.4  Substitution of Limited Partners . . . . . . . . . . . . . . . . . .   22
7.5  Acquit Partnership . . . . . . . . . . . . . . . . . . . . . . . . .   22
7.6  Additional Limited Partners  . . . . . . . . . . . . . . . . . . . .   23

                                  ARTICLE VIII
                ASSIGNMENT, WITHDRAWAL AND SUBSTITUTION OF GENERAL PARTNER

 8.1   Assignment of General Partner's Interest . . . . . . . . . . . . . .  23
 8.2   Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 8.3   Special Limited Partners . . . . . . . . . . . . . . . . . . . . . .  24
 8.4   Admission of Additional or Successor General Partner . . . . . . . .  24
 8.5   Failure to Admit Substitute General Partner. . . . . . . . . . . . .  25

                                   ARTICLE IX
                                   ACCOUNTING

 9.1   Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . 25
 9.2   Books of Account  . . . . . . . . . . . . . . . . . . . . . . . . . . 25
 9.3   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
 9.4   Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
 9.5   Tax Matters Partner . . . . . . . . . . . . . . . . . . . . . . . . . 25
 9.6   Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                    ARTICLE X
                            TERMINATION AND DISSOLUTION

10.1   Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
10.2   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
10.3   Distribution of Assets  . . . . . . . . . . . . . . . . . . . . . . . 27
10.4   Deficit Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . 28

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1   Signatures; Amendments . . . . . . . . . . . . . . . . . . . . . . .  28
11.2   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
11.3   Waiver of Partition  . . . . . . . . . . . . . . . . . . . . . . . .  29
11.4   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  30
11.5   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
11.6   Certain Provisions . . . . . . . . . . . . . . . . . . . . . . . . .  30
11.7   Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
11.8   Pronouns and Plurals . . . . . . . . . . . . . . . . . . . . . . . .  30
11.9   Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  30
11.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
11.11  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
11.12  No Benefit to Third Parties  . . . . . . . . . . . . . . . . . . . .  31
11.13  Compliance with Securities Laws  . . . . . . . . . . . . . . . . . .  31
11.14  Limitation on Use in Case of Distribution of Software  . . . . . . .  31
11.15  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                    COMPREHENSIVE SOFTWARE SYSTEMS LTD.

                                 AGREEMENT
                          OF LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP, made and entered into as of the 4th day of February, 1993, by and among CSS Management, Inc., a Colorado corporation as General Partner; and BHC Securities, Inc., Comprehensive Securities Systems, Inc., Hanifen, Imhoff Inc., Legg Mason, Inc., McDonald & Company Securities, Inc., Raymond James & Associates, Inc., Southwest Securities, Inc., Stephens Inc. and TransTerra Co. as Limited Partners.

                                  ARTICLE I

                                  FORMATION

     1.1 PARTNERSHIP. The parties hereby agree to the formation of this limited partnership pursuant to the Colorado Uniform Limited Partnership Act of 1981 (the "Act"), upon the terms and conditions set forth in this Agreement.

     1.2 NAME.  The name of the Partnership is Comprehensive Software Systems
Ltd.

     1.3 OFFICE. The office of the Partnership is at 25528 Genesee Trail Road, Golden, Colorado 80401, or at such other place in the State of Colorado as the General Partner may hereafter designate upon notice to the Partners.

     1.4 REGISTERED AGENT. The name and address of the registered agent of the Partnership for service of process in the State of Colorado is Marc J. Musyl, Popham, Haik, Schnobrich & Kaufman, Ltd., 1200 Seventeenth Street, 2400 One Tabor Center, Denver, Colorado 80202.

     1.5  ADDRESS OF GENERAL AND LIMITED PARTNERS.

     (a)  The name and business address of the General Partner is as follows:

          CSS Management, Inc.
          25528 Genesee Trail Road
          Golden, Colorado 80401
          Fax:  (303) 526-9362

          (b) The names, business addresses and telefacsimile numbers of the Limited Partners are as follows:

  BHC Securities, Inc.                  100 North 20th Street, 4th Floor
                                        Philadelphia, Pennsylvania 19103
                                        Fax:  (215) 557-7104

  Comprehensive Securities              25528 Genesee Trail Road
    Systems, Inc.                       Golden, Colorado  80401
                                        Fax:  (303) 526-9362

  Hanifen, Imhoff Inc.                  1125 17th Street, Suite 1600
                                        Denver, Colorado  80202
                                        Fax:  (303) 291-5377

  Legg Mason, Inc.                      111 S. Calvert St.
                                        P.O. Box 1476
                                        Baltimore, Maryland 21203-1476
                                        Fax:  (410) 685-2365

  McDonald & Company                    800 Superior Avenue, Suite 2100
    Securities, Inc.                    Cleveland, Ohio  44114
                                        Fax:  (216) 443-3838

  Raymond James                         880 Carillon Parkway
    & Associates, Inc.                  P.O. Box 12749
                                        St. Petersburg, Florida  33716
                                        Fax:  (813) 573-8365

  Southwest Securities, Inc.            1201 Elm Street, Suite 4300
                                        Dallas, Texas  75270
                                        Fax:  (214) 749-0810

  Stephens Inc.                         111 Center Street
                                        Little Rock, Arkansas  72201
                                        Fax:  (501) 377-3483

  TransTerra Co.                        119 South 19th Street
                                        Omaha, Nebraska  68102
                                        Fax:  (402) 271-7719

          1.6 PURPOSE. The purpose of the Partnership is to provide consulting services and to develop software for securities broker-dealers, banks and other financial institutions utilizing state of the art hardware and software techniques. The Partnership will market such systems and do any and all other things necessarily incident to such activities.

          1.7 TERM. The term of the Partnership shall commence on the filing of the Certificate and shall continue until December 31,

2042 unless the Partnership is earlier dissolved and terminated in accordance with the provisions of this Agreement or the Act.

                                   ARTICLE II

                                   DEFINITIONS

          2.1 AGREEMENT shall mean this agreement of limited partnership, as it may be amended from time to time.

          2.2 AFFILIATE of a Person shall mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

          2.3 CAPITAL ACCOUNT shall mean the Capital Account of each Partner determined and maintained from the inception of the Partnership strictly in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations. The Regulations shall control in case of any conflict between those Regulations and this definition. By way of illustration and not limitation, each Partner's Capital Account shall initially equal the cash and the fair market value of property (net of liabilities secured by such contributed property assumed or to which the property is subject) contributed by a Partner to the Partnership, and during the term of the Partnership shall be
(A) increased by the amount of (1) Net Profit or items thereof as allocated to the Partner, other than Net Profit or items thereof attributable to the difference between the fair market value and adjusted basis of the property at contribution, and (2) any money and the fair market value of property (net of any liabilities secured by such contributed property assumed or to which the property is subject) subsequently contributed to the Partnership and, (B) decreased by the amount of (1) Net Loss or items thereof allocated to the Partner, except (a) Net Loss or items thereof attributable to depreciation of contributed property, which shall decrease Capital Accounts to the extent of depreciation computed as if the property were purchased by the Partnership at its fair market value, and (b) Net Loss attributable to the difference between the fair market value and adjusted basis of property at contribution (which shall not decrease the contributing Partner's Capital Account), and (2) all cash and the fair market value of property (net of liabilities secured by such distributed property assumed or to which the property is subject) distributed to such Partner.

          2.4 CAPITAL CONTRIBUTION shall mean the amount of money or value of property contributed to the capital of the Partnership by a Partner pursuant to
Article III.

          2.5 CERTIFICATE shall mean the certificate of limited partnership of the Partnership as filed with the office of the Secretary of State of the State of Colorado, as it may be amended from time to time.

          2.6 CODE shall mean the Internal Revenue Code of 1986, as amended from time to time.

          2.7 DISTRIBUTABLE CASH for any period means such portion of the cash on hand or in bank accounts of the Partnership as, in the reasonable discretion of the Board of Directors of the General Partner, is available for distribution to the Partners after a reasonable provision has been made for the current liabilities of the Partnership and a reasonable reserve has been allowed for Partnership operating expenses.

          2.8 DISTRIBUTIONS shall mean any money or other property distributed to Partners with respect to their interests in the Partnership.

          2.9  EVENT OF WITHDRAWAL shall mean the events provided for in
Section 7-62-402 of the Act or any successor provision.

          2.10 GENERAL PARTNER shall mean CSS Management, Inc. and any other Person or Persons who succeeds it in that capacity in accordance and with the terms of this Agreement.

          2.11 LIMITED PARTNERS shall mean BHC Securities, Inc., Comprehensive Securities Systems, Inc., Hanifen, Imhoff Inc., Legg Mason, Inc., McDonald & Company Securities, Inc., Raymond James & Associates, Inc., Southwest Securities, Inc., Stephens Inc. and TransTerra Co. and any Person who succeeds them as Limited Partners, but shall not include a Special Limited Partner.

          2.12 MINIMUM GAIN with respect to any taxable year of the Partnership shall mean the minimum gain of the Partnership computed strictly in accordance with the principles of Section 1.704-2(b)(2) of the Treasury Regulations issued under the Code.

          Subject to the previous sentence, "Minimum Gain" means an amount of gain that would be realized by the Partnership on the disposition of Partnership property subject to non-recourse indebtedness equal to the amount by which such non-recourse indebtedness exceeds the adjusted tax basis of such property. For this purpose, where the asset is subject to multiple secured liabilities, the allocation rules of Treasury Regulations Section 1.704-2(d)(2) shall apply. If Partnership property subject to one or more Nonrecourse Liabilities of the Partnership is, under Treasury Regulations Section 1.704-1(b)(2)(iv)(d) or
(b)(2)(iv)(f), properly reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, the determination of Minimum Gain shall be made with reference to book value.

          2.13 NET PROFIT or NET LOSS shall mean the net profit or net loss of the Partnership, as the case may be, as determined for federal income tax purposes and all items required to be separately stated by Section 702 of the Code and Treasury Regulations thereunder.

          2.14 NONRECOURSE LIABILITIES means liabilities of the Partnership (or a portion thereof) with respect to which none of the Partners has any risk of loss (other than through the Partner's indirect interest as a Partner in the Partnership assets subject to the liability) as defined in Section 1.752-1(a)(2) of the Treasury Regulations.

          2.15 PARTNER shall mean any General Partner and any Limited Partner.

          2.16 PARTNERSHIP shall mean the limited partnership formed under this Agreement.

          2.17 PERSON shall mean and include an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity of whatever nature.

          2.18 PROJECT COMPLETION shall mean the later of February 1, 1996, or that point in time when the back office and order management modules of the software being developed by the Partnership are deliverable and usable (as determined in the reasonable judgment of the Board of Directors of the General Partner ("Software Completion")) and have been installed, as evidenced by the commencement and clearing of live trades using such software, by 50% of the Brokers who elect to install such software within sixty (60) days after such determination by the Board of Directors, and a definitive schedule for installation of the software with the remaining Brokers (each such Broker shall have up to six (6) months after such determination by the Board of Directors to elect to install such software) has been adopted by the Board of Directors of the General Partner (no later than 30 days from the end of six months after such determination), provided however, if such schedule is not adhered to by the Partnership (other than for reasons within the control of one or more Brokers or by reason of governmental restrictions, strikes or scarcity of labor or material, or for other reasons beyond the control of the Partnership), immediately upon the failure to adhere to the schedule, Project Completion shall be deemed not to have occurred and all of the provisions hereof applicable to the period prior to Project Completion shall again be effective.

          2.19 SHAREHOLDER AGREEMENT shall mean the Participation and Shareholder Agreement dated February 4, 1993, among the original Limited Partners, the General Partner and this Partnership.

          2.20 SHARING RATIOS shall mean the percentages set forth in
Section 4.1.

          2.21 SPECIAL LIMITED PARTNER shall mean, as further described in
Section 8.2, a former General Partner in the case of the retirement, withdrawal, removal or the adjudication of bankruptcy of such General Partner.

          2.22 TREASURY REGULATIONS mean the regulations of the United States Treasury Department pertaining to the income tax, as amended in any successor provision.

                                   ARTICLE III

                                     CAPITAL

          3.1 CONTRIBUTIONS OF PARTNERS. The Initial and Subsequent Monthly Capital Contributions of the Partners are as set forth below:


                                                                            SUBSEQUENT MONTHLY            SUBSEQUENT MONTHLY
                                                INITIAL CAPITAL            CAPITAL CONTRIBUTION          CAPITAL CONTRIBUTION
   GENERAL PARTNER                               CONTRIBUTION            FEBRUARY 1993 - JULY 1993    AUGUST 1993 - JANUARY 1996
   ---------------                              ---------------          -------------------------    --------------------------
CSS Management, Inc.                               $1,333.33                      $--0--                        $--0--

  LIMITED PARTNERS
  ----------------
BBC Securities, Inc.                               $8,333.33                    $45,527.78                      $25,000
Comprehensive Securities
Systems, Inc.                                      65,333.31                       --0--                         --0--
Hanifen, Imhoff Inc.                                8,333.33                     45,527.78                       25,000
Legg Mason, Inc.                                    8,333.33                     45,527.78                       25,000
McDonald & Company
  Securities, Inc.                                  8,333.33                     45,527.78                       25,000
Raymond James &
  Associates, Inc.                                  8,333.33                     45,527.78                       25,000
Southwest Securities, Inc.                          8,333.33                     45,527.78                       25,000
Stephens Inc.                                       8,333.33                     45,527.78                       25,000
TransTerra Co.                                      8,333.33                     45,527.78                       25,000

The Initial Capital Contribution and the first Subsequent Monthly Capital Contribution shall be payable upon execution of this Agreement. Thereafter, Subsequent Monthly Capital Contributions shall be payable the first business day of each month commencing March 1993 and continuing through January 1996.

          3.2 INTEREST. No Partner shall be entitled to interest on his Capital Contributions or on any Net Profits or Distributable Cash retained by the Partnership.

          3.3 FAILURE TO CONTRIBUTE. If a Partner does not contribute by the time required all or any portion of a Capital Contribution that Partner is required to make as provided in Section 3.1, the Partnership may take such action at law or in equity (including, without limitation, court proceedings) as the General Partner may, in its sole discretion, deem appropriate to obtain payment by that Partner of the portion of that Partner's Capital Contribution that is in default together with interest on that amount at the highest rate permitted by law from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Partner failing to make its Capital Contribution, or, at the General Partner's option, the Partnership may exercise its rights under Section 13(a) of the Shareholder Agreement.

                                   ARTICLE IV

                  ALLOCATION OF PROFIT AND LOSS: DISTRIBUTIONS

          4.1 SHARING RATIOS. The Initial and Subsequent Sharing Ratios of the Partners shall be as follows:

                                          Initial                Subsequent
                                      Sharing Ratios           Sharing Ratios
                                      --------------           --------------
BBC Securities, Inc.                      12.25%                    6.25%
Comprehensive Securities
  Systems, Inc.                            1.00%                   49.00%
CSS Management, Inc.                       1.00%                    1.00%
Hanifen, Imhoff Inc.                      12.25%                    6.25%
Legg Mason, Inc.                          12.25%                    6.25%
McDonald & Company
  Securities, Inc.                        12.25%                    6.25%
Raymond James &
  Associates, Inc.                        12.25%                    6.25%
Southwest Securities, Inc.                12.25%                    6.25%
Stephens Inc.                             12.25%                    6.25%
TransTerra Co.                            12.25%                    6.25%

The Initial Sharing Ratios shall apply to all Distributions and to the allocation of Net Profit or Net Loss before Project Completion; and the Subsequent Sharing Ratios shall apply for all periods thereafter during which Project Completion remains attained in accordance with the definition thereof contained in Section 2.18 hereof.

          4.2  ALLOCATION OF NET PROFIT AND NET LOSS. Subject to Sections 4.3,
4.4 and 4.5 hereof, Net Profit and Net Loss shall be allocated among the Partners in accordance with the Sharing Ratios set forth in Section 4.1.

          4.3 ALLOCATION OF MINIMUM GAIN. In the event that there is a net decrease in the Minimum Gain of the Partnership during a Partnership taxable year, each Partner shall be allocated items of Partnership income and gain in accordance with Treasury Regulation Section 1.704-2(f)(1) for such year (and, if necessary, for subsequent years) in an amount equal to such Partner's share of such net decrease of Partnership Minimum Gain. For this purpose, a Partner's share of the net decrease in Partnership Minimum Gain shall be determined under Treasury Regulation Section 1.704-2(g)(2). This Section 4.3 is intended to comply with Treasury Regulation Section 1.704-2(f)(1) and shall be interpreted consistently therewith.

          4.4 QUALIFIED INCOME OFFSET. In the event any Partners unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations, or distributions as quickly as possible. Any special allocations of items of income or gain pursuant to this Section shall be taken into account in computing subsequent allocations of profits pursuant to this Section, so that the net amount of any items so allocated to each Partner pursuant to this Section shall, to the extent possible, be equal to the net amount that would have been allocated to each such Person pursuant to the provisions of this Section if such unexpected adjustments, allocations or distributions had not occurred.

          The Partners intend that the provision set forth in this Section will constitute a "Qualified Income Offset" as described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. The regulations shall control in the case of any conflict between those regulations and this section.

          4.5  ALLOCATIONS FOR CONTRIBUTED PROPERTY. In accordance with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners in a manner consistent with Code Section 704(c) and the Treasury Regulations thereunder.

          In the event the fair market value of any Partnership property is adjusted due to a distribution of property, admission of a new Partner, termination of the Partnership or otherwise, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall be allocated among the Partners in the same manner consistent with Code Section 704(c) and the Treasury Regulations thereunder.

          4.6 DISTRIBUTIONS OF DISTRIBUTABLE CASH. Any Distributable Cash shall be distributed to the Partners in accordance with the Sharing Ratios set forth in Section 4.1 at such times and in amounts as determined by the Board of Directors of the General Partner, in its discretion; provided that all Distributable Cash on hand shall be distributed at least annually within one hundred twenty (120) days after the expiration of each fiscal year of the Partnership. Notwithstanding any other provision hereof, if the Partnership reports any taxable income for any fiscal year, the Partnership shall distribute sufficient cash distributions to its Limited Partners so that they would be able to pay federal, state and local income taxes with such distributions on such income at the highest effective rate that any Limited Partner is subject to for such fiscal year. The Board of Directors of the General Partner may from time to time also allow a Partner to withdraw Distributable Cash from the Partnership, without concurrent distributions to other Partners in accordance with the Sharing Ratios, if agreed to in writing by all Partners. Such draws shall be repaid to the Partnership from future distributions of Distributable Cash to the Partner.

          4.7. CURATIVE ALLOCATIONS. If the General Partner determines, after consultation with counsel, that the allocation of any item of Partnership income, gain, loss, deduction or credit is not specified in this Article IV (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Partners' economic interests in the Partnership (determined by reference to the general principles of Temp. Reg. Section 1.704-1T(b)(4)(iv), Treas. Reg.
Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)) (a "misallocated item"), then the General Partner may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests.

                                     ARTICLE V

            RIGHTS, POWERS, AND DUTIES OF GENERAL PARTNER

            5.1 MANAGEMENT.

            (a) The General Partner, within the authority granted under this Agreement, shall have full, complete and exclusive right, power, authority and discretion to manage and control the business of the Partnership. In so doing, the General Partner shall take all actions and do all things necessary or appropriate to effectuate the purposes of the Partnership and to protect the interests of the Limited Partners. The General Partner shall devote all of its time to the affairs of the Partnership and shall receive no compensation from the Partnership, other than as expressly provided in this Agreement. The General Partner shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

            (b) All decisions made, and actions taken, for and on behalf of the Partnership, pursuant to the authority granted in this Agreement and in the Act, by the General Partner shall be the decisions and actions, respectively, of the Partnership.

            5.2 POWERS. Subject to Section 5.3, the General Partner, shall have all authority, rights, and powers generally conferred by law, including the authority, rights and powers of general partners in a partnership without limited partners, and shall have all the authority, rights and powers which they deem necessary or appropriate to effect the purposes of the Partnership, including, by way of illustration but not by way of limitation, the following:

            (a) To acquire, hold, sell, transfer, assign, lease or otherwise deal with any real, personal or mixed property, interest therein or appurtenance thereto;

            (b) To borrow money and, if security is required therefor, to mortgage or subject to any other security device any portion of the assets of the Partnership, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device;

            (c) To maintain or cause to be maintained, to the extent deemed necessary by the General Partner, adequate insurance with respect to general liability of the Partnership and with respect to any insurable assets of the Partnership pursuant to policies of insurance in form and coverage customary to property similar to the Partnership's insurable assets and the Partnership's business;

            (d) To employ, contract and deal with, from time to time, persons, firms or corporations, including any Partners, in connection with the management and operation of the Partnership business, including without limitation, contractors, agents, brokers, accountants and attorneys, on such terms as the General Partner shall determine;

            (e) To place record title to, or the right to use, Partnership assets in the name or names of a nominee or nominees, trustee or trustees, or other agents of or for the Partnership for any purpose convenient or beneficial to the Partnership;

            (f) To ensure the proper application of revenues of the Partnership, including the establishment of reserve funds to provide for future requirements of the Partnership or any other purpose deemed necessary or appropriate by the General Partner;

            (g) To bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Partnership;

            (h) To pay as a Partnership expense any and all costs or expenses associated with the formation, development, organization and operation of the Partnership;

            (i) To deposit, withdraw, invest, pay, retain, and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

            (j) To make such elections under the Code and other relevant tax laws as to the treatment of items of Partnership income, gain, loss, deduction and credit, and as to all other relevant matters, as the General Partner deems necessary or appropriate, including without limitation elections referred to in Section 754 of the Code, selection of the manner and method of determining depreciation of the capital assets of the Partnership, determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Partnership;

            (k) To discount, sell, exchange, hypothecate, grant a security interest in or pledge for such consideration as the Executive Committee of the Board of Directors of the General Partner shall determine in its absolute discretion, any assets of the Partnership;

            (l) To require in any or all Partnership contracts that the General Partner shall not have any liability thereon but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction;

            (m) To maintain proper books of account for the Partnership and to prepare all reports of operations and tax returns which are to be furnished to the Partners pursuant to this Agreement or which are required by taxing bodies or other governmental agencies;

            (n) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon;

            (o) To execute and file with any state tax authority, if necessary or appropriate to comply with or minimize withholding obligations under the law of any state, a statement on behalf of the Partners acknowledging and confirming their obligations to file tax returns with such state;

            (p) To determine the time and amount of Distributions to the Partners consistent with this Agreement;

            (q) To engage in any kind of activity and to perform and carry out contracts of any kind necessary to carry out the activities authorized in the preceding clauses of this subsection;

            (r) To delegate all or any of its duties under this Agreement to any of its officers, agents and employees, and in furtherance of such delegation elect, employ, contract or deal with any person, except as provided under this Agreement or by law; and

            (s) To execute, acknowledge and deliver any and all instruments to effectuate the foregoing.

            5.3 RESTRICTIONS ON AUTHORITY OF GENERAL PARTNER.

            Notwithstanding the provisions of Section 5.2, the General Partner shall be subject to all the restrictions and limitations of a partner in a partnership without limited partners, and in addition, without the consent of all the Limited Partners, shall not have the authority to:

            (a) do any act in contravention of this Agreement or the Act;

            (b) confess a judgment against the Partnership;

            (c) admit an additional General Partner except as provided in this Agreement;

            (d) admit an additional Limited Partner, except as provided in this Agreement;

            (e) knowingly perform any act that would subject any Limited Partner to liability as a General Partner;

            (f) alter the primary purpose of the Partnership as set forth in
Section 1.6 hereof;


            (g) file on behalf of the Partnership a voluntary petition in bankruptcy or a petition or answer of any nature seeking for the Partnership any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

            (h) employ, or permit to employ, the funds or assets of the Partners in any manner except for the exclusive benefit of the Partnership;

            (i) commingle the Partnership funds with those of any other person or entity;

            (j) perform any act required to be authorized by all of the Limited Partners under the Act or by all Partners under Section 7-60-109(3) of the Colorado Uniform Partnership Act unless the right to do so is expressly granted by this Agreement;

            (k) borrow from the Partnership;

            (l) perform any act which would make it impossible to carry on the ordinary business of the Partnership;

            (m) possess Partnership property, or assign the Partnership's right in specific Partnership property, for other than a Partnership purpose; or

            (n) cause the Partnership to distribute any Partnership assets in kind.

            5.4 OTHER ACTIVITIES. The General Partner shall be required to devote full time to the management of the Partnership business. The General Partner shall not engage or possess an interest, independently or with others, in other businesses or ventures of any nature and description. The Limited Partners, however, may engage or possess an interest, independently or with others, in other businesses or ventures of every nature and description in competition with the Partnership or otherwise subject to use and confidentiality restrictions in this Agreement or other agreements with the Partnership.

     5.5 DISTRIBUTIONS. Each Partner shall look solely to the assets of the Partnership for all Distributions and share of Net Profit or Net Loss, and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner or Limited Partner, except, however, that this limitation shall not impair the right of the Partnership to enforce its rights against a Partner under Sections 5.6, 6.1 or 10.4 hereof. No Partner shall have any right to demand or receive property other than money upon dissolution and termination of the Partnership.

     5.6  LIMITATION ON LIABILITY OF GENERAL PARTNERS; INDEMNIFICATION.

     (a) The General Partner and its directors, officers, employees and agents who are entitled to indemnification from the General Partner in connection with performing services on behalf of the Partnership ("Indemnitee"), shall not have any liability, responsibility, or accountability in damages or otherwise to any Partner or the Partnership for any loss suffered by the Partnership which arises out of any act or omission performed or omitted by such Indemnitee in good faith and within the scope of the authority granted to it by this Agreement and in the best interest of the Partnership; PROVIDED that such act or omission did not constitute gross negligence, misconduct or any knowing violation of any statute, law or regulation by such Indemnitee. Such Indemnitee shall be indemnified by the Partnership and the Partnership hereby agrees to indemnify, pay, protect, and hold harmless such Indemnitee (on the demand of and to the satisfaction of such Indemnitee) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature (provided that the same were not the result of gross negligence, misconduct or any knowing violation of any statute, law or regulation on the part of the Indemnitee) including, without limitation, all reasonable legal fees, costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnitee and all costs of investigation in connection therewith (collectively referred to as "Liabilities" for the remainder of this Section 5.6) that may be imposed on, incurred by, or asserted against an Indemnitee in any way relating to or arising out of, any action or inaction on the part of such Indemnitee. Notwithstanding the foregoing, an Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee for any portion of such Liabilities, that resulted from such Indemnitee's own gross negligence, misconduct or any knowing violation of any statute, law or regulation. Subject to Section 5.6(c) hereof, if any action, suit or proceeding shall be pending or threatened against the General Partner relating to or arising, or alleged to relate or arise out of any such action or nonaction, such General Partner shall have the right to employ separate counsel of its choice in such action, suit or proceeding and the reasonable fees and expenses of such counsel shall constitute costs, expenses, and disbursements for the purposes of the indemnification provided by this Section 5.6.

     The satisfaction of the obligations of the Partnership under this
Section 5.6(a) shall be from and limited to the assets of the Partnership and no Partner shall have any personal liability on account thereof.

     (b) The Partnership shall not incur the cost of that portion of any insurance which insures any Indemnitee for any liability as to which such Indemnitee is prohibited from being indemnified under this Section 5.6.

     (c) Advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnitee by a Limited Partner of the Partnership in his capacity as such is prohibited. Except as provided in the foregoing sentence, advances from Partnership funds to an Indemnitee for legal expenditures and other costs incurred as a result of any initiated suit, action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner, and
(iii) the Indemnitee undertakes to repay any funds advanced pursuant to this
Section 5.6(c) in cases in which such Indemnitee would not be entitled to indemnification under Section 5.6(a). If advances are permissible under this
Section 5.6(c), the Indemnitee shall furnish the Partnership with an undertaking as set forth in the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee has determined in good faith that such Indemnitee is entitled to indemnification under this Section 5.6. The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined above. In the event that a final determination is made by the Board of Directors of the General Partner that the Partnership is not so obligated in respect to any amount paid by it, such Indemnitee will refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination, and in the event that a final determination is made by the Board of Directors of the General Partner that the Partnership is so obligated in respect to any amount not paid by the Partnership to such Indemnitee, the Partnership will pay such amount to such Indemnitee.

     5.7  REIMBURSEMENT OF EXPENSES.

     (a) Except as otherwise set forth herein, all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partner shall be reimbursed for the actual cost to the General Partner of goods, materials and services used for and by the Partnership. The General Partner shall be reimbursed for the administrative services necessary to the prudent operation of the Partnership at the General Partner's actual cost.

     The General Partner shall not be reimbursed by the Partnership for the following expenses:

            (i) Services for which the General Partner is entitled to compensation in the form of a separate fee; and

            (ii) Any expenses that are unrelated to the business of the Partnership.

     (b) Subject to Section 5.7(a), the Partnership shall pay all expenses of the Partnership and all reasonable expenses of the General Partner relating to the Partnership which may include, but are not limited to: (i) all costs of borrowed money, taxes, and assessments on Partnership property and other taxes applicable to the Partnership; (ii) legal, audit, accounting, and other fees; (iii) printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (iv) fees and expenses paid to independent contractors, bankers, brokers, servicers, leasing agents and consultants; (v) the cost of insurance as required in connection with the business of the Partnership; (vi) expenses of revising or amending the Partnership Agreement, converting, modifying or terminating the Partnership;
(vii) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; (viii) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is included and (ix) the costs, salaries, benefits, bonuses, employment taxes, and expenses incurred, paid borne or reimbursed by the General Partner to all employees and officers of the General Partner.

     5.8 TAX STATUS OF PARTNERSHIP. The General Partner shall use its best efforts to meet such requirements of the Code, as interpreted from time to time by the Internal Revenue Service, necessary to assure that the Partnership will be classified as a partnership for federal income tax purposes.

                                  ARTICLE VI
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     6.1 NO ASSESSMENTS. Except as specifically provided herein, or as otherwise provided by law, no Limited Partner shall be personally liable for, or bound by, any expenses, liabilities or obligations of the Partnership.

     6.2 NO RIGHT TO MANAGE. No Limited Partner shall take part in, or interfere in any manner with, the management, control, conduct or operation of the Partnership, or have any right, power or authority to act for or bind the Partnership.

     6.3 DEATH OR DISABILITY OF LIMITED PARTNERS. The Partnership shall not be dissolved by the death, insanity, adjudication of incompetency, bankruptcy, insolvency or withdrawal of any Limited Partner; by the assignment by any Limited Partner of its interest; or by the admission of a substitute Limited Partner.

     6.4 CONSENT OF LIMITED PARTNERS. The General Partner may from time to time seek the consent of the Limited Partners on any matters not inconsistent with the provisions of the Act. Such consent may be obtained by a written consent or by the vote of the Limited Partners at a meeting where a majority of the Sharing Ratios of Limited Partners are represented in person or by proxy after at least 30-days written notice to all Limited Partners. Any consent or vote shall be subject to the provisions of Section 5 of the Shareholder Agreement. A majority of Sharing Ratios voted for or consenting to a proposal of the General Partner will, unless otherwise provided herein or in another agreement among all the Limited Partners, evidence the consent of the Limited Partners, provided however that the General Partner shall not take any of the following actions without the consent of two-thirds of the Sharing Ratios of the Limited Partners:

     (a) The sale of all or substantially all of the assets of the Partnership pursuant to a single transaction or series of related transactions, except for sales in connection with the liquidation and winding up of the Partnership business upon its dissolution,

     (b) The dissolution of the Partnership, and

     (c)    the merger or consolidation of the Partnership.


                                  ARTICLE VII

         TRANSFERS BY LIMITED PARTNERS AND ADDITIONAL LIMITED PARTNERS

     7.1 TRANSFER. A Limited Partner may not transfer (a transfer, for purposes of this Agreement, shall be deemed to include, but not be limited to, any sale, assignment, pledge, creation of a security interest or other disposition, whether voluntary or involuntary), in whole or in part, any of its interest in the Partnership pursuant to this Agreement, unless, in addition to the conditions in Section 11.13 and this Article VII, such transfer complies with the applicable provisions of the Shareholder Agreement (so long as such provisions have not been terminated) and the following terms and conditions have been satisfied:

     (a) The transferee shall have: (i) assumed all costs incurred by the Partnership in connection with the transfer; (ii) at the request of the General Partner, furnished the Partnership with an opinion of counsel, satisfactory in form and substance to counsel for the Partnership, that such transfer complies with applicable federal and state securities laws and this Agreement and that such transfer, for federal income tax purposes, will not cause the termination of the Partnership, cause the Partnership to be treated as an association taxable as a corporation or otherwise adversely affect the Partnership or the Partners; and (iii) complied with such other conditions as the General Partner may require from time to time;

     (b) The transferee shall have at the request of the General Partner, acknowledged in writing that the transferee's interest in the Partnership interest to be transferred is and shall continue to be subject and subordinate to any security interest then existing of the Partnership in such Partnership interest;

     (c) The General Partner shall have consented in writing to the transfer, which consent may be withheld or given in the sole discretion of the General Partner.

     Transfers will be effective and recognized by the Partnership only as of the close of business on the last day of the calendar month following satisfaction of the above conditions, and the transferor shall cease to be a Partner as of that day. Any transfer in contravention of this Article VII and any transfer which if made would cause a termination of the Partnership for federal income tax purposes (even if the General Partner has consented to such transfer) shall be void and ineffectual and shall not bind the Partnership.

     7.2 RIGHT OF FIRST REFUSAL.

     (a) As long as Section 12 of the Shareholder Agreement or any successor provision has not been terminated, such Section 12 shall govern transfers of the interests of Limited Partners and shall supersede this
Section 7.2. Any Limited Partner other than Comprehensive Securities Systems, Inc. ("a Broker") may transfer any portion of its Partnership interest to any Affiliate of it without compliance with this Section 7.2. Comprehensive Securities Systems, Inc. ("Employee Co.") shall not transfer any portion of its Partnership interest to Affiliates except in accordance with the terms of this Section 7.2.

     (b) If a Limited Partner shall receive a bona fide offer in writing (a "Bona Fide Offer") from a party which, in the case of Brokers only, is not an Affiliate of such Limited Partner and which is financially responsible (a "Prospective Purchaser") to purchase all and not less than all of the Partnership interest of that Limited Partner for cash (or cash equivalents) payable in full at closing, which Bona Fide Offer is subject to no contingencies (other than those imposed by this Section 7.2) and such Limited Partner is not in default under the Shareholder Agreement, this Agreement or its License Agreement and desires to accept such Bona Fide Offer, then the Limited Partner that received the Bona Fide Offer (the "Selling Limited Partner"), in the manner set forth in this Section 7.2, shall first offer to sell its Partnership interest to the other Limited Partners (the "Offerees") for a consideration and on terms equivalent to those to which the Selling Limited Partner would be entitled if it accepted the Bona Fide Offer. For the purposes of this Agreement, the term Bona Fide Offer shall mean a written offer which is honest in fact, not collusive and, to the best knowledge of a Limited Partner receiving such offer, not a sham.

     (c) The Selling Limited Partner shall give written notice (an "Offer Notice") to each of the Offerees of its receipt of the Bona Fide Offer and its offer to sell its Partnership interest at the price and on the material terms set forth therein, enclosing with such Offer Notice a complete and correct copy of the Bona Fide Offer setting forth all of the terms thereof.

     (d) If an Offeree or any Affiliate of the Offeree that the Offeree may designate shall desire to exercise the right to purchase pursuant to subsection (b) of this Section 7.2 (an "Accepting Offeree"), then it shall do so in accordance with the following provisions:

         (i) such Accepting Offeree shall give written notice thereof to the Selling Limited Partner and the other Offerees within 30 days after the Offer Notice was given and, if an Affiliate of such Offeree is to effect the purchase, the Offeree shall guarantee the performance of such Affiliate;

         (ii) each Accepting Offeree, except for Employee Co., that gives notice of the exercise of the right to purchase shall be obligated to purchase that portion of the Partnership interest being offered by the Selling Limited Partner which is in the proportion that its Sharing Ratio immediately prior to such purchase bears to the aggregate Sharing Ratios of all Brokers who are then Limited Partners, and if Employee Co. is an Accepting Offeree, it shall be obligated to purchase, if at all, all of the Partnership interest of the Selling Limited Partner, however, if Employee Co. is not the only Accepting Offeree, it shall have no rights to purchase any portion of the Project Interest of the Selling Limited Partner, except as provided in clause (iv) below;

         (iii) if not all of the Selling Limited Partner's Partnership interest is committed for by Accepting Offerees pursuant to clause
    (ii) above, the Selling Limited Partner shall give another written notice (the "Second Offer Notice") only to the Accepting Offerees, within 45 days after the Offer Notice was given, stating the amount of its Partnership interest that remains uncommitted (the "Excess Amount");

         (iv) if any Accepting Offeree (including Employee Co.) is willing to commit to purchase any of the Excess Amount (an "Excess Accepting Offeree"), it shall give written notice to the Selling Limited Partner within 60 days after the Offer Notice was given, stating the additional Partnership interest it is willing to commit to purchase, and if such commitments total more than the Excess Amount, the Excess Amount shall be allocated for purchase among the Excess Accepting Offerees in proportion to the respective Excess Amounts they were willing to purchase, provided, however, that if all the Excess Amount can be purchased by Brokers who are Excess Accepting Offerees, then Employee Co., if it is an Excess Accepting Offeree, shall not purchase any of the Excess Amount; and


         (v) the closing of a purchase of a Selling Limited Partner's interest pursuant to this Section 7.2(d) shall be held at a mutually acceptable place on a mutually acceptable date not more than the later of 60 days after the date the Offer Notice was given or 45 days after the date the Second Offer Notice was given, if it was in fact given; PROVIDED, HOWEVER, that if one or more Accepting Offerees fail to tender its share of the purchase price therefor at the closing, then each of the nontendering Accepting Offerees shall lose its rights under this Section 7.2(d) and the tendering Accepting Offerees shall be provided an additional 30 days in which to tender payment for the Selling Limited Partner's interest. At any such closing, the Accepting Offerees shall tender payment to the Selling Limited Partner, and the Selling Limited Partner shall assign to the Accepting Offerees, the Partnership interest to be sold, free and clear of all liens, claims and encumbrances (other than those necessary to finance such sale), and shall execute such documents as may be necessary to effectuate the sale.

     (e) In the event that (i) no offer to sell made pursuant to Section 7.2(b) has been accepted on or prior to the 31st day after the Offer Notice was given in accordance with Section 7(d)(i) above, (ii) if no Second Offer Notice is given, the 60-day period referred to in Section 7.2(d)(v) (subject to extension in accordance with Section 7.2(d)(v)) shall lapse without the Accepting Offerees having tendered payment in accordance with Section 7(d)(i) and (v) above, or (iii) the 45-day period referred to in Section 7.2(d)(v) (subject to extension in accordance with Section 7.2 (d)(v)) shall lapse without the Accepting Offerees having tendered payment (the first to occur of the events referred to in clauses (i), (ii) and (iii) being herein referred to as the "Free to Sell Date"), then the Selling Limited Partner shall have the right to sell all but not less than all of its Partnership's interest to the Prospective Purchaser at the price (or a greater price) and upon the terms specified in the Bona Fide Offer, subject to the terms of the other subsections of this Section 7.2. The Selling Limited Partner's right to sell its Limited Partner's interest to the Prospective Purchaser pursuant to this
Section 7.2 shall expire and the full restrictions of this Section 7.2 shall be reinstated in the event that the Prospective Purchaser has not purchased such Partnership interest within 90 days after the Free to Sell Date.

     (f) A Selling Limited Partner does not waive whatever claims or remedies it may have in law or equity against an Accepting Offeree that elects to purchase and wrongfully fails to so purchase the Selling Limited Partner's interests. The Accepting Offerees that tender payment under the circumstances described in Section 7.2(d)(v) do not waive whatever claims or remedies they may have in law or equity against any nontendering Accepting Offeree.

     7.3 EFFECT OF TRANSFER. If a transfer of a Limited Partner's interest has become effective pursuant to Sections 7.1 or 7.2, but the transferee is not substituted as a Limited Partner pursuant to Section 7.4 hereof, the transferee shall be entitled, as though a Limited Partner, to receive Distributions in the manner provided in Article IV, but shall have no other rights by virtue of such transfer, and the transferor shall remain primarily liable for Subsequent Capital Contributions hereunder. Unless otherwise agreed by such transferee who does not become a substituted Limited Partner, such transferee shall not be liable for the obligations of such Limited Partner but the right of any such transferee to receive distributions or other payments shall be subject to set-off to the same extent that such Limited Partner would have been subject to set-off. Notwithstanding any other provisions of this Agreement, the Partnership shall be entitled to treat the transferor of a Limited Partner's interest as the absolute owner thereof, and shall incur no liability by reason of distributions of cash or other property made in good faith to such transferor, until such time as the transfer has been accepted by the General Partner and registered on the books of the Partnership.

     7.4 SUBSTITUTION OF LIMITED PARTNERS. A transferee of a Limited Partner's interest shall have the right to be substituted as a Limited Partner if and only if:

     (a) The transferee delivers to the General Partner a written notice, executed and acknowledged by the transferee and by the transferor, requesting that the transferee be substituted as a Limited Partner;

     (b)  All Partners consent in writing to such substitution;

     (c) The transferee executes, acknowledges and delivers to the General Partner instruments in form and substance satisfactory to the General Partner accepting and adopting the terms, provisions, appointments and agreements set forth in this Agreement and assuming the obligations, if any, of the transferor to the Partnership;

     (d)  The opinions, acknowledgements and assumptions referred to in
Section 7.1 are furnished to the General Partner; and

     (e) The transferor and/or transferee agree to pay the out-of-pocket costs incurred by the Partnership, including legal fees, in connection with such substitution.

     7.5 ACQUIT PARTNERSHIP. In the absence of compliance with the terms of this Article and written notice to the Partnership of any transfer of a Partnership interest, any payment to the assigning Partner shall acquit the Partnership of liability to the extent of such payment to any other Person who may have an interest in such payment by reason of a transfer by the Partner.

     7.6 ADDITIONAL LIMITED PARTNERS. Subject to Section 10 of the Shareholder Agreement, additional Persons may be admitted to the Partnership as Limited Partners and Partnership interests may be created and issued to those Persons and to existing Partners if approved by the General Partner and all of the Limited Partners on such terms and conditions as the General Partner and the Limited Partners may determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios applicable to the new Partnership interests and to the existing Partners; the effect, if any, on Capital Contributions of the Partners; and may provide for the creation of different classes or groups of Limited Partners having different rights, powers, and duties. The General Partner shall reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment need be executed only by the General Partner.

                                 ARTICLE VIII

         ASSIGNMENT, WITHDRAWAL AND SUBSTITUTION OF GENERAL PARTNER

     8.1  ASSIGNMENT OF GENERAL PARTNER'S INTEREST.

     (a) The General Partner may without any consent or approval, assign, mortgage, pledge, encumber or otherwise dispose of any of such General Partner's right to receive distributions or other payments with respect to its Partnership interests from the Partnership, but such action shall not cause the withdrawal of the General Partner nor cause the transferee to become substituted as a General Partner, unless such withdrawal and substitution is approved as required by this Article. The General Partner shall remain liable for its obligations hereunder and, unless otherwise agreed by such transferee who does not become a substituted General Partner, such transferee shall not be liable for the obligations of such General Partner or of the Partnership, but the right of any such transferee to receive distributions or other payments shall be subject to set-off to the same extent that such General Partner would have been subject to set-off.

     (b) Any Person receiving all or part of the Partnership interest of a General Partner as a result of transfer by operation of law, whether by death, bankruptcy or otherwise, shall, subject to the terms of this Agreement, receive only such General Partner's rights to receive distributions or other payments from the Partnership, and shall not become a substituted General Partner (unless substituted as a General Partner pursuant to this Article). The Person receiving such Partnership interest shall have the same status as a transferee under subsection (a).

     8.2 WITHDRAWAL. A General Partner may not withdraw or retire from the Partnership without the consent of all of the Limited Partners. Any General Partner who with the consent of all of the Limited Partners withdraws or retires shall cease to be a Partner as of the close of business on the last day of the calendar month in which such consent is obtained.

     8.3 SPECIAL LIMITED PARTNERS. Upon the occurrence of an Event of Withdrawal, a General Partner with respect to which such event has occurred, or his legal representative as the case may be, shall become a Special
Limited Partner. A Special Limited Partner shall have no responsibility for, and no right to participate in, the management of the Partnership business, but shall retain his rights with respect to his Capital Contributions, Net Profits and Net Losses, and Distributions as if he had remained a General Partner, subject to any set-off or other claim which the Partnership may have.

     8.4 ADMISSION OF ADDITIONAL OR SUCCESSOR GENERAL PARTNER. A Person shall be admitted or substituted as an additional or successor General Partner of the Partnership only if each of the following conditions is satisfied:

     (a) the admission or substitution of such Person shall have been consented to or ratified by all of the Partners excluding Special Limited Partners under Section 8.3 hereof;

     (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement, by executing a counterpart hereof, and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

     (c) if such Person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

     (d) counsel for the Partnership shall have rendered an opinion to the Partnership that the admission of such Person as a General Partner is in conformity with the Act and that none of the actions taken in connection with the admission of such Person is in violation of the Act, shall impair the limited liability of the Limited Partners, shall cause the termination or dissolution of the Partnership for tax purposes or otherwise, shall cause the Partnership to be classified other than as a partnership, (including as a publicly-traded partnership) for federal income tax purposes or shall violate federal or state securities laws.

     8.5 FAILURE TO ADMIT SUBSTITUTE GENERAL PARTNER. In the event a substitute General Partner has not been admitted within a reasonable time after the occurrence of an Event of Withdrawal with respect to the General Partner (which "reasonable time" shall in no event be more than 90 days), and as a result there is no General Partner then acting, the Partnership shall be dissolved, terminated and liquidated as of such date, as provided in Article X.

                               ARTICLE IX

                               ACCOUNTING

     9.1 BOOKS AND RECORDS. The Partnership's books and records, a list of the full name and last known business address of each Partner, copies of the Partnership's federal, state and local tax returns and reports, if any, and financial statements, for the three (3) most recent years, this Agreement and all amendments thereto, and all Certificates, together with executed copies of any power of attorney pursuant to which any Certificate has been executed, shall be maintained at the office of the Partnership and shall be open to inspection and, upon payment of costs, to copying by the Partners or their duly authorized representatives at all reasonable times.

     9.2 BOOKS OF ACCOUNT. The General Partner shall, for income tax purposes, keep and maintain, or cause to be kept and maintained, adequate books of account of the Partnership.

     9.3 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

     9.4 TAX RETURNS. The Tax Matters Partner, at Partnership expense, shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities.

     9.5 TAX MATTERS PARTNER. The General Partner shall be the "tax matters partner" of the Partnership pursuant to Section 6231(a) (7) of the Code. The General Partner shall take such action as may be necessary to cause each other Partner to become a "notice partner" within the meaning of section 6223 of the Code. The General Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within seven days after becoming aware thereof, and, within that time, shall forward to each other Partner copies of all significant written communications it may receive in that capacity. The General Partner may take an action contemplated by sections
6222 through 6232 of the Code only with the consent of the Limited Partner, but this sentence does not authorize the General Partner to take any action left to the determination of an individual Partner under sections 6222 through 6232 of the Code.

         9.6 REPORTS. The General Partner shall cause to be prepared and delivered to each Partner, within forty-five (45) days after the expiration of each fiscal quarter of the Partnership, at Partnership expense, unaudited financial statements (balance sheet, statement of income or loss and statement of cash flows) prepared in accordance with generally accepted accounting principles, except as noted therein, and within ninety (90) days after the expiration of each fiscal year of the Partnership, at Partnership expense, (a) Partnership information necessary for the preparation of the Partners' income tax returns (including a copy of the Partnership's federal, state and local income tax returns, if any) and (b) annual audited financial statements (balance sheet, statement of income or loss and statement of cash flows) prepared in accordance with generally accepted accounting principles consistently applied, accompanied by a report of a nationally recognized firm of independent public accountants engaged at the direction of the Executive Committee of the Board of Directors of the General Partner containing the favorable opinion of such accountants to that effect. The officers of the Partnership shall also cause to be prepared annual summaries of Partnership operations, and such other information on the Partnership's operations and conditions as the Executive Committee of the Board of Directors of the General Partner deems appropriate. Upon reasonable request, such information shall be available for review by any Partner.

                                      ARTICLE X

                             TERMINATION AND DISSOLUTION

         10.1 DISSOLUTION. The Partnership shall be dissolved upon the earliest to occur of the following:

         (a) The occurrence of an Event of Withdrawal unless at the time there is at least one other General Partner and all other General Partners determine to carry on the business of the Partnership.

         (b)  The expiration of the term of the Partnership.

         (c) A dissolution of the Partnership at the direction of the General Partner, subject to Section 6.4 hereof.

         (d)  Written consent of all Partners.

         (e) Entry of a decree of judicial dissolution under Colorado Statutes, Section 7-62-802.

         10.2 TERMINATION. Upon dissolution, the Partnership shall be wound up and terminated unless, and in the event the dissolution is caused by the occurrence of an Event of Withdrawal with respect to the General Partner, within 90 days after the occurrence of such Event of Withdrawal, all Partners agree in writing to continue the business of the Partnership and to the admission of one or more additional General Partners if necessary or desired to continue the business of the Partnership. Expenses incurred in the reformation or attempted reformation of the Partnership shall be deemed expenses of the Partnership.

         10.3 DISTRIBUTION OF ASSETS. Upon a dissolution of the Partnership, unless it is continued pursuant to Section 10.2, the General Partner (or, if there is no General Partner then remaining such other Person(s) designated by the Limited Partners) shall take full account of the Partnership assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

         (a) To the payment of the expenses of liquidation and the debts and liabilities of the Partnership (other than any loans or advances that may have been made by the Partners to the Partnership);

         (b) To the setting up of any reserves which the General Partner may deem necessary or appropriate for any anticipated obligations or contingencies of the Partnership or of the General Partner arising out of or in connection with the operation or business of the Partnership. Such reserves may be paid over by the General Partner to an escrow agent or trustee selected by the General Partner to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the General Partner shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided;

         (c) To the repayment of any loans or advances which may have been made by any of the Partners to the Partnership, but if the amount available for such repayment shall be insufficient, then pro rata on account thereof; and

         (d) To the Partners in accordance with their positive capital accounts and in accordance with Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

Upon liquidation of any Partner's interest in the Partnership, liquidating distributions shall be made to such Partner in accordance with positive capital accounts and in accordance with Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations. If at the time of liquidation the General Partner shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner may, in order to avoid loss, either defer liquidation and retain the assets or distribute the assets to the Partners in kind. In the event that the General Partner elects to distribute such assets in kind, the assets shall first be assigned a value and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Partner's capital accounts, as if such assets had been sold and the gain or loss allocated in the manner described in Article IV, and such assets shall then be distributed to the Partners in accordance with their positive capital accounts.

         10.4 DEFICIT CAPITAL ACCOUNTS. The Limited Partners have no liability to the Partnership, to the other Partners, or to the creditors of the Partnership on account of any deficit balance in the Limited Partners' capital account.

         If a General Partner has a deficit balance in his capital account at the time of liquidation of the Partnership or the liquidation of his interest to the Partnership (after crediting allocations of income and debiting allocations of loss to its capital account), the General Partner must pay to the Partnership the amount of the deficit balance. This amount, upon liquidation of the Partnership, shall be paid to the creditors of the Partnership due such amounts or distributed to the other Partners in accordance with his positive capital account balance and in accordance with
Section 1.704-1(b)(2)(ii)(b)(3) of the Treasury Regulations.

         This payment must be made in immediately available funds. This payment must be made no later than the end of the taxable year of the liquidation of its interest in the Partnership (or, if later, within ninety
(90) days after the date of the liquidation).

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 SIGNATURES; AMENDMENTS.

         (a) Each Limited Partner and General Partner shall become a signatory hereto by signing, directly or by an attorney-in-fact, this Agreement and such other instrument or instruments, and in such manner and at such time, as the General Partner shall determine. By so signing, each Limited Partner and General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding until it shall have been accepted by the General Partner.

         (b) Except as provided in subsection (c) below, any amendment hereto shall be authorized and adopted upon the execution by all the Partners hereto.

         (c) In making any amendments, there shall be prepared and filed by the General Partner for recording such documents and certificates as shall be required to be prepared and filed under the Act and under the laws of any other jurisdictions under which the Partnership is then formed or qualified.

         (d) Any provision to the contrary herein notwithstanding, the General Partner may, without the consent of the Limited Partners, make any technical changes to the provisions of this Agreement to conform the allocations set forth in Article Four hereof to the requirements of regulations under Code Sections 704(b) and 704(c). Any amendment made by the General Partner in accordance with this Section 11.1(d), (i) shall be made pursuant to appropriate advice of counsel, and (ii) shall be deemed to have been made pursuant to the fiduciary obligations of the General Partner to the Partnership and the Limited Partners.

         11.2 NOTICES. Notices to the Partners shall be sent to the addresses set forth in Section 1.5. Any Partner may require notices to be sent to a different address by giving notice to the other Partners in accordance with this Section 11.2. All notices, requests, demands, consents and other communications required or permitted hereunder shall be by telecopy or in writing and shall be deemed to have been duly given and received when personally delivered to an officer of each party hereto, or transmitted by telecopier, confirmation received, to the telephone number specified below, or five business days after such notice is mailed, certified mail return receipt requested, first-class postage prepaid, or the next day after such notice is sent by commercial courier.

         11.3 WAIVER OF PARTITION. No Partner or successor in interest to any Partner may have any property of the Partnership partitioned, or, except as provided by applicable law, file a complaint or institute any proceeding at law or in equity to have the property partitioned, and each Partner for itself, its successors, representatives, and assigns, hereby waives any right to proceed under any applicable law or otherwise to partition any Partnership property. Any creditor of a Partner shall have recourse only against such Partner's interest in the Partnership, but such creditor shall not have any recourse against the property of the Partnership.

         11.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them representing the subject matter of this Agreement.

         11.5 HEADINGS. All article and section headings in this Agreement are for convenience of reference only and shall not control or alter the meaning of this Agreement as set forth in this text.

         11.6 CERTAIN PROVISIONS. If the operation of any provision of this Agreement would contravene the provisions of the Revised Uniform Limited Partnership Act as in effect in the State of Colorado, or would result in the imposition of general liability on any Limited Partner, such provision shall be void and ineffectual.

         11.7 SEPARABILITY. Each provision of this Agreement shall be considered separable and if, for any reason, any provision or provisions hereof are determined to be invalid and contrary to existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

         11.8 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

         11.9 BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, assigns, legal representatives, executors and administrators, except as otherwise provided herein.

         11.10 COUNTERPARTS. This Agreement may be executed in sereval counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart. Any counterpart of either this Agreement or the Certificate, which has attached to it separate signature pages, which altogether contain the signatures of all Partners, shall for all purposes be deemed a full executed instrument. Each party to the Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

         11.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY FEDERAL COURT IN THE STATE OF COLORADO, AND TO VENUE IN THE CITY AND COUNTY OF DENVER FOR ALL MATTERS CONCERNING THE INTERPRETATION, CONSTRUCTION OR ENFORCEMENT OF THIS AGREEMENT OR FOR ANY OTHER MATTERS CONCERNING OR ARISING OUT OF THIS AGREEMENT.

         11.12 NO BENEFIT TO THIRD PARTIES. The provisions of this Agreement shall not be construed for the benefit of or enforceable by a person not a party hereto, including but not limited to any creditor of any Partner or any of their affiliates.

         11.13 COMPLIANCE WITH SECURITIES LAWS. No Partnership interest has been or may be registered under the Securities Act of 1933, as amended, or any state securities law, without the consent of the General Partner. A Partner may not transfer all or any part of his interest, except upon compliance with the applicable federal and state securities laws. The General Partner shall have no obligation to register any Partner's interest under the Securities
Act of 1933, as amended, or any state securities law, or to make any exemption therefrom available to any Partner.

         11.14 LIMITATION ON USE IN CASE OF DISTRIBUTION OF SOFTWARE. To the extent that any of the Partners receive rights to any of the assets of the Partnership by distribution in liquidation or otherwise, such Partners agree that they will be subject to and shall comply with the limitations on the use of Partnership software and the confidentiality provisions contained herein, subject however to the terms of any other agreement the Partners may enter into with the Partnership or among themselves which shall govern. The terms of this Section 11.14 shall survive any termination of this Agreement. Each Partner or Affiliate of the Partner shall have a worldwide, personal, nontransferable, and nonexclusive right to reproduce, modify, translate and use the software. The software shall be used only for the processing of the brokerage business of the Partner or an Affiliate of the Partner, including, but not limited to, correspondent business on either a fully disclosed or omnibus basis, and shall not be used in the operation of a service bureau or sold or otherwise made available for use by a non-Affiliated entity. The software and any modifications, changes, enhancements, conversions, upgrades or additions made to the software, made by the Partnership or a third party on the Partnership's behalf, shall be the sole and exclusive property of the Partnership, including all applicable rights to patents, copyrights, trademarks and trade secrets inherent therein and appurtenant thereto. Any modifications, changes, enhancements, conversions, upgrades or additions made to the software by a Partner or an Affiliate of the Partner or a third party on the

Partner's or an Affiliate's behalf ("Permitted Modifications") shall be the sole and exclusive property of such Partner or Affiliate, including all applicable rights to patents, copyrights, trademarks and trade secrets inherent therein and appurtenant thereto and the Partner or its Affiliate shall have the right to use the Permitted Modifications without charge pursuant to the terms of the License Agreement. Notwithstanding the above, nothing herein shall prevent the making of modifications, changes, enhancements, upgrades or additions or developing any new software products by a Partner which produce the same or similar results, data, reports or information produced by the Permitted Modifications. Each Partner shall not sell, transfer, publish, disclose, display or otherwise make available to others (except for Affiliates) any source code, object code, documentation or other material relating to the software. Each Partner shall obtain agreements from its employees and the Affiliates' employees maintaining confidentiality of, and prohibiting unauthorized use of disclosure of, the source code or object code of the software or of any portion of the software, or any of the algorithms or logic contained therein. Without limitation of the foregoing, a Partner shall advise the other Partners immediately in the event that the Partner learns or has reason to believe that any person who has had access to the software, or any portion thereof, has violated or intends to violate the terms of this Section; and the Partner will (at such Partner's own expense), cooperate with the other Partners in seeking injunctive or other equitable relief against such Person.

         11.15 CONFIDENTIALITY. Each Partner acknowledges that the software contains proprietary trade secrets and hereby agrees to maintain the confidentiality of the software in a manner using at least as great a degree of care as the manner used to maintain the confidentiality of the Partner's own most confidential information. Each Partner acknowledges that the disclosure of any aspect of the software, of any of the confidential information referred to herein or any information which, at law or equity, ought to remain confidential within the Partner and any of its Affiliates, will give rise to irreparable injury to the Partnership or the Partners as a group inadequately compensable in damages. Accordingly, the Partnership or any Partner may seek or obtain injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available, and each Partner hereby consents to the obtaining of such injunctive relief. The terms of this Section 11.15 shall survive any termination of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed and sworn to this Agreement as of the date first above written.

                               GENERAL PARTNER:

                               CSS MANAGEMENT, INC.



                               By: /s/ William W. Simpson
                                  -----------------------
                               Title: President
                                     --------------------


                               LIMITED PARTNERS:


                               BHC SECURITIES, INC.



                               By:/s/
                                  -----------------------

                               Title:
                                     --------------------



                               COMPREHENSIVE SECURITIES
                                SYSTEMS, INC.



                               By: /s/ William W. Simpson
                                  ------------------------
                               Title: President
                                     --------------------


                               HANIFEN, IMHOFF INC.



                               By: /s/ Richard T. Hanifan
                                  -------------------------
                               Title:
                                     ----------------------


                               LEGG MASON, INC.



                               By: John Curley
                                  -------------------------
                               Title:
                                     ----------------------

                               MCDONALD & COMPANY SECURITIES, INC.



                               By: /s/ Gordon Price
                                  ---------------------------
                               Title: C.F.O.
                                     ------------------------


                               RAYMOND JAMES & ASSOCIATES, INC.


                               By:/s/ Lynn Preppensen
                                  ---------------------------
                               Title: Sr V.P. Sec/Treas
                                     ------------------------


                               SOUTHWEST SECURITIES, INC.



                                By: /s/ Donald Bucholz
                                   --------------------------
                                Title: CEO
                                      -----------------------


                               STEPHENS INC.



                               By: /s/ Zoe Ann Heins
                                  ---------------------------
                               Title: Sr VP
                                     ------------------------


                               TRANSTERRA CO.




                               By: /s/ Thomas J. Pleiss
                                   --------------------------
                               Title: Vice President
                                     ------------------------